                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant
[ ] check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 'SS'240.14a-11(c) or 'SS'240.14a-12

                        Lazare Kaplan International Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5) Total fee paid:

         -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:

         -----------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

         3) Filing Party:

         -----------------------------------------------------------------------

         4) Date Filed:

         -----------------------------------------------------------------------

[LOGO]
                        LAZARE KAPLAN INTERNATIONAL INC.
                                529 Fifth Avenue
                            New York, New York 10017

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           Thursday, November 8, 2001

                            ------------------------


         The Annual Meeting of Stockholders of Lazare Kaplan International Inc. will be held on Thursday, November 8, 2001 at 10:00 A.M. at The Cornell Club, 6 East 44th Street, 3rd Floor, New York, New York 10017 for the following purposes:

         1. To elect directors for the ensuing year;

         2. To approve an amendment to the Company's Certificate of Incorporation reducing the number of authorized shares of common stock and preferred stock from 20,000,000 and 5,000,000 shares to 12,000,000 and 1,500,000 shares, respectively;

         3. To approve the Company's Amended and Restated 1997 Long Term Stock Incentive Plan increasing the number of shares authorized for issuance upon exercise of options granted thereunder from 600,000 to 1,350,000;

         4. To ratify the appointment of Ernst & Young LLP, independent auditors, as auditors for the Company for the fiscal year ending May 31, 2002; and

         5. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on September 12, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof.


                                          By Order of the Board of Directors,
                                          LEON TEMPELSMAN,
                                          President


New York, New York
September 17, 2001


--------------------------------------------------------------------------------
                                    IMPORTANT
Management invites you to attend the meeting in person, but if you are unable to be present personally, please date, sign and return the enclosed proxy as promptly as possible. No postage is required if the proxy is returned in the enclosed envelope and mailed in the United States.
--------------------------------------------------------------------------------

                        LAZARE KAPLAN INTERNATIONAL INC.
                                529 Fifth Avenue
                            New York, New York 10017

                           --------------------------

                                 PROXY STATEMENT

                            ------------------------

                       2001 ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished to stockholders of Lazare Kaplan International Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, November 8, 2001 at The Cornell Club, 6 East 44th Street, 3rd Floor, New York, New York, and any adjournment or adjournments thereof (the "Annual Meeting"). This Proxy Statement, the attached Notice of Annual Meeting, the accompanying form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended May 31, 2001 are first being sent to stockholders of the Company on or about October 5, 2001.

         The record date for stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 12, 2001 (the "Record Date"). On the Record Date, there were issued and outstanding 7,367,691 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name.

         Presence in person or by proxy of holders of 3,683,846 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote by the holders of a plurality of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of directors, (ii) the affirmative vote by the holders of a majority of all outstanding shares entitled to vote at the Annual Meeting will be required to approve the amendment to the Company's Certificate of Incorporation reducing the number of authorized shares of common and preferred stock from 20,000,000 and 5,000,000 shares to 12,000,000 and 1,500,000 shares, respectively (the "Authorized Share Amendment") and to approve the Company's 1997 Long Term Stock Incentive Plan (as so amended, the "1997 Plan"), increasing the number of shares authorized for issuance upon exercise of options granted thereunder from 600,000 to 1,350,000 (the "Option Plan Amendment"), and (iii) the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on all other matters to come before the Annual Meeting, including to ratify the selection of Ernst & Young LLP as independent auditors for the current fiscal year.

         In accordance with applicable law, all stockholders of record on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though a stockholder may interpret such action differently.

         A proxy submitted by a stockholder may also indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares of Common Stock held in street name on certain matters in the absence of instructions from the beneficial owner of the shares. Brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from their beneficial owners. Brokers holding shares in street name, who do not receive instructions, are entitled to vote on the election of directors, the approval of the Authorized Share Amendment and ratification of the appointment of the independent accountants, since such matters are considered to be routine. Under the applicable rules, the proposal to approve the Option Plan Amendment should not be considered routine as it involves an additional allocation of more than 5% of the outstanding Common Stock for issuance upon exercise of options granted and to be granted under the 1997 Plan. The shares subject to any such proxy which are not being voted with respect to a particular matter (the "nonvoted shares") will be considered shares not present and not entitled to vote on such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. (Shares voted to abstain as to a particular matter will not be considered nonvoted shares).

         A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented thereby will be voted FOR (i) the election of the persons nominated herein as directors, (ii) the approval of the Authorized Share Amendment, (iii) the approval of the Option Plan Amendment, and (iv) the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; as well as in the discretion of the proxies with respect to such other business as properly may come before the Annual Meeting.

         Each proxy granted may be revoked by the person who granted it at any time (i) by giving written notice to such effect to the Secretary of the Company, (ii) by execution and delivery of a proxy bearing a later date, or
(iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

                            1. ELECTION OF DIRECTORS
                           (Item 1 on the Proxy Card)

         Six directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and have qualified. The six nominees for directors consist of persons currently serving as directors of the Company.

         Set forth below are the names, principal occupations and certain other information concerning the nominees.

                                       Positions and Offices With             Director
Name                                Company or Principal Occupation             Since       Age
----                                -------------------------------            -------      ---
Maurice Tempelsman           Chairman of the Board of the Company                1984        72
                             since April 1984; General Partner of Leon
                             Tempelsman & Son, an investment limited
                             partnership, since January 1984

Leon Tempelsman              Vice Chairman of the Board of the                   1984        45
                             Company since April 1984; President of
                             the Company since April 1986; General
                             Partner of Leon Tempelsman & Son since
                             January 1984

Lucien Burstein              Partner, Warshaw Burstein Cohen                     1984        79
                             Schlesinger & Kuh, LLP, Attorneys;
                             Secretary of the Company since 1984

Myer Feldman                Attorney, self employed since December              1984        84
                            1999; Attorney, Partner, Ginsburg, Feldman
                            and Bress, Chartered Attorneys for more than
                            five years prior thereto; Director and
                            Chairman of the Board of Totalbank since 1986

Robert Speisman             Senior Vice President - Sales of the                1989        48
                            Company since January 1999; Vice
                            President - Sales of the Company from
                            January 1986 to January 1999

Robert A. DelGenio          Member and Co-Founder, Conway                       2001        43
                            DelGenio, Gries & Co., Financial Advisors,
                            since April 1998; Partner, Ernst & Young,
                            LLP, Certified Public Accountants and
                            Consultants, for more than five years prior
                            thereto

         Unless directed to the contrary, the persons named in the proxy will vote the shares represented thereby FOR the election of the nominees listed above. Management is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, which is not anticipated, the persons named in the proxy will vote for the election of such other person or persons as management may recommend.

         The Company has standing Audit, Compensation and Stock Option Committees of the Board of Directors. The current members of each committee hold office until the next annual meeting of the Board of Directors and until their respective successors have been elected and qualified. The Audit Committee consists of Robert A. DelGenio, Lucien Burstein and Myer Feldman. The Compensation Committee consists of Maurice Tempelsman, Myer Feldman and Lucien Burstein. The Stock Option Committee currently is comprised of all the members of the Board of Directors. The Board of Directors does not have a Nominating Committee or a committee performing such functions.

         The Audit Committee confers with the independent auditors and financial officers of the Company, oversees the Company's internal controls, audits, financial reporting and compliance programs, recommends to the Board of Directors the independent auditors to be selected to audit the Company's annual financial statements and oversees the activities of the auditors, reviews reports submitted by the auditors, establishes or reviews and monitors compliance with codes of conduct of the Company, inquires about procedures for compliance with laws and regulations relating to the management of the Company, approves any special assignments given to the independent auditors and reports and makes recommendations to the Board of Directors. The Board of Directors adopted a written charter for the Audit Committee in June, 2000, a copy of which is attached to this Proxy Statement as Appendix A. Messrs. DelGenio and Feldman are independent as defined by the applicable listing standards of the American Stock Exchange. While Mr. Burstein is not an independent director, as defined by such standards (due to his relationship to a law firm that represents the Company), the Board has determined that Mr. Burstein's membership on the Audit Committee is required by the best interests of the Company and its stockholders, because Mr. Burstein has served on the Audit Committee of the Company for many years, and, as a result, he is very familiar with the work and responsibilities of the Committee, and the financial analysis that is required. That determination was also based on the Board's belief that Mr. Burstein's extensive prior professional experience would enhance the Committee's effectiveness in fulfilling its responsibilities.

         The Compensation Committee is responsible for recommending to the Board of Directors policies with respect to compensation and benefits of the Chairman of the Board and the Vice Chairman of the Board and President of the Company and for fixing the compensation and benefits of the other executive officers of the Company.

         The Stock Option Committee is responsible for administering the Company's 1988 Stock Option Incentive Plan (the "1988 Plan") (the 1997 Plan with the 1988 Plan, collectively, the "Plans"), including the designation of employees to be granted options, prescribing the terms and conditions of options granted under the Plans, interpreting the Plans and making all other determinations deemed necessary for the administration of the Plans.

         During the fiscal year ended May 31, 2001, there were two meetings of the Board of Directors, and four meetings of the Audit Committee. Each incumbent director attended at least 75% of the total number of meetings of the Board and all of the committees thereof on which he served during the fiscal year. All outside directors receive a fee equal to $1,250 per quarter.

Security Ownership

         The following table sets forth information regarding the ownership of shares of the Common Stock as of September 12, 2001 by those persons known by the Company to own beneficially more than 5% of the outstanding shares of the Common Stock. All information in the table is based upon reports filed by such persons with the Securities and Exchange Commission and upon responses to questionnaires submitted by such persons to the Company in connection with the preparation of this proxy statement. Except as noted in the footnotes, such persons have indicated that they have the sole power to vote and to dispose of their respective shares of the Common Stock.

                                            Amount and
Name and Address                             Nature of
of Beneficial Owner                    Beneficial Ownership         Percent of Class
-------------------                    --------------------         ----------------
Maurice Tempelsman(1)                        3,458,825                    46.9%
529 Fifth Avenue
New York, New York 10017

Leon Tempelsman(2)                           1,844,045                    25.0%
529 Fifth Avenue
New York, New York 10017

Charles M. Royce (3)                           716,200                     9.7%
Royce & Associates, Inc.
1414 Avenue of the Americas
New York, New York 10017

Dimension Fund Advisors Inc.(4)                602,900                     8.2%
1299 Ocean Avenue
Santa Monica, California 90401

---------------------------------

(1) Consists of 1,910,409 shares owned directly by Maurice Tempelsman, 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ("LTS") of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose, and 20,000 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the 1997 Plan.

(2) Consists of 77,000 shares owned directly by Leon Tempelsman, 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 32,025 shares owned by his sister, Marcy Meiller, 34,641 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy.
     Number and percentage of shares also include 34,641 shares held by Leon Tempelsman as custodian for his children, 106,666 which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Plans and 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(3) Consists of 709,200 shares owned directly by Royce & Associates, Inc. ("Royce") and 7,000 shares owned directly by Royce Management Company ("RMC"). Mr. Charles Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares owned by Royce and RMC. Mr. Royce does not own any shares outside of Royce and RMC, and disclaims beneficial ownership of the shares held by Royce and RMC. The information contained herein is based solely on a Schedule 13G, dated February 6, 2001, of Royce, RMC and Mr. Royce.

(4) Consists of shares as to which Dimensional Fund Advisors Inc., a registered investment advisor ("DFA"), exercises sole voting and dispositive power in its role as investment advisor or investment manager to certain registered investment companies and other investment vehicles. The information contained herein is based solely on a Schedule 13G, dated February 2, 2001, of DFA.

         The following table reflects as of September 12, 2001 the beneficial ownership of shares of Common Stock of the Company by each of the directors, nominees and executive officers and by all directors and officers as a group (seven persons).

                                             Amount and
                                              Nature of
Name                                    Beneficial Ownership          Percent of Class
----                                    --------------------          ----------------
Maurice Tempelsman(1)(2)                      3,458,825                          46.9%
Leon Tempelsman(1)(3)                         1,844,045                          25.0%
Myer Feldman                                    271,159                           3.7%
Robert A. DelGenio                                1,000                 less than 0.1%
Robert Speisman(1)(4)                            75,841                           1.0%
Lucien Burstein                                   1,500                 less than 0.1%
William H. Moryto(5)                              3,333                 less than 0.1%
All directors and officers as a               4,144,887                          56.3%
group(1)-(5)

---------------------------------

(1) Maurice Tempelsman, the Chairman of the Board and a director of the Company, is the father of Leon Tempelsman and the father-in-law of Robert Speisman, Senior Vice President-Sales of the Company. Each of Maurice Tempelsman, Leon Tempelsman and Robert Speisman disclaims beneficial ownership of shares beneficially owned by the others.

(2) Consists of 1,910,409 shares owned directly by Maurice Tempelsman, 1,528,416 shares owned by Leon Tempelsman & Son, a New York limited partnership ("LTS") of which each of Maurice Tempelsman and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose, and 20,000 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the 1997 Plan.

(3) Consists of 77,000 shares owned directly by Leon Tempelsman, 2,240 shares held by the spouse of Leon Tempelsman, 26,816 shares owned by his sister, Rena Speisman, 32,025 shares owned by his sister, Marcy Meiller, 34,641 shares owned by Rena Speisman as custodian for her children, and 1,600 shares held by his brother-in-law, Scott Meiller, as to all of which shares Leon Tempelsman has been granted a proxy. Also includes 34,641 shares held by Leon Tempelsman as custodian for his children, 106,666 shares which are the subject of currently exercisable options granted to Mr. Tempelsman pursuant to the Plans and 1,528,416 shares owned by LTS, of which each of Maurice and Leon Tempelsman, as the sole general partners, has sole power to vote and dispose.

(4) Consists of 73,133 shares which are the subject of currently exercisable options granted to Mr. Speisman pursuant to the Plans and 2,708 shares owned by Mr. Speisman directly. Does not include 1,528,416 shares owned by LTS, of which Rena Speisman, the wife of Robert Speisman, is a limited partner, 61,457 shares owned by Rena Speisman for herself and as custodian for the children of Robert and Rena Speisman and 33,334 shares which are the subject of currently exercisable options gifted to her by Maurice Tempelsman, as to all of which beneficial ownership is disclaimed by Mr. Speisman.

(5) Consists of 3,333 shares which are the subject to currently exercisable options granted to Mr. Moryto pursuant to the 1997 Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and the Company under the Exchange Act and a review of written representations received by the Company, no person who at any time during the fiscal year ended May 31, 2001 was a director, executive officer or beneficial owner of more than 10% of the outstanding shares of Common Stock failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act., except that Myer Feldman, a director of the Company, inadvertently filed late (a) an amended Form 4 for August 2000 correcting a mathematical error made in computing the number of shares of common stock beneficially owned and (b) filed a Form 5 for the fiscal year ending May 31, 2001 reporting one transaction involving the disposition of common stock which was made prior to the commencement of the fiscal year ending May 31, 2001, which he had inadvertently failed to report previously.

Executive Compensation

         The Company's executive compensation program (other than as it relates to stock options) is administered by the Compensation Committee of the Board of Directors, and the Plans are administered by the Stock Option Committee of the Board of Directors. The Compensation Committee includes two outside directors and one employee director. The Stock Option Committee currently is comprised of all members of the Board of Directors. The Compensation Committee annually recommends the cash compensation and benefits for the Chairman and the Vice Chairman and President and fixes the cash compensation and benefits for the other executive officers of the Company. Following Compensation Committee review and approval, all matters relating to compensation for the Chairman and the Vice Chairman and President (other than as it relates to stock options) are submitted to the full Board for approval. In its administration of the Plans, the Stock Option Committee, in its sole discretion, determines option recipients and the number of shares subject to each option.

Board Compensation Committee Report on Executive Compensation

Compensation Policies

         During Fiscal 2001, the following policies were used by the Compensation Committee to set a general framework within which specific compensation decisions were made.

         o The Company's executive pay program is intended to attract and retain top management talent and to motivate and reward performance.

         o Incentive compensation varies with relative Company performance and a given individual's contribution to that performance.

         o The 1997 Plan is designed to reinforce and encourage achievement of the Company's short-term and long-term financial and strategic goals by aligning the interests of certain key Company employees and the Company's stockholders.

Components of Compensation

         Base Salary

         The Compensation Committee determined base salary levels by evaluating individual performance with specific input from the President (excluding input for his own performance). Increases in base salary were based upon periodic evaluations of such factors as demonstrated leadership ability, competitive trends within the industry, level of responsibility, and overall perceived future contribution to the Company.

         Cash Bonus

         Bonus payments were recommended to the Board by the Compensation Committee for employees it felt performed exceptionally during the past year. This component of the compensation package is designed to reward past performance and encourage similarly exceptional future performance. Bonuses are paid after the end of the calendar year to which they relate.

         Matching 401(k) Plan

         The Company offers all full-time employees in the United States and Puerto Rico the opportunity to participate in a matching 401(k) plan. U.S. employees may participate up to an annual maximum which is the lesser of 20% of the employee's compensation or $10,500 (subject to adjustments by the U.S. Secretary of the Treasury). Puerto Rico employees may participate up to an annual maximum which is the lesser of 10% of the employee's compensation of $7,000. The Company will match those contributions in an amount equal to $.50 for every pre-tax dollar contributed by the employee up to a maximum of 6% of the first $20,000 of the employee's compensation, provided the Company's pre-tax earnings exceed $3.5 million for the fiscal year ending within the calendar year to which the matching contribution relates. For the year ended December 31, 2000, the Company did not make a matching contribution.

         Stock Option Grants

         The Company periodically grants stock options in order to provide certain of its key employees with a long-term incentive award as part of a competitive total compensation package, and to reward them for their contribution to the ongoing process of achieving the Company's long-term goals. These grants are also intended to align the interests of the Company's key employees with those of the stockholders, thereby encouraging these employees to increase stockholder value.

         During Fiscal 2001, 101,800 options were granted under the 1997 Plan. The Stock Option Committee, in its sole discretion, determines option recipients and the number of shares subject to each option. In determining the number of shares to be covered by each option, the Stock Option Committee took into account the present and potential contributions of the respective participants to the success of the Company, the anticipated number of years of effective service remaining and such other factors as the Stock Option Committee deemed relevant in connection with accomplishing the purposes of the 1997 Plan.

         Each option granted under the 1997 Plan expires ten years after the date of grant and is exercisable at the fair market value of the shares subject to the option on the date of grant; except that incentive stock options granted to any person who, at the time the option is granted, owns stock possessing more than 10% of the combined voting power of all classes of the stock of the Company, expire five years after the date of grant and are exercisable at 110% of the fair market value of the shares subject to the option on the date of grant.

Compensation of the President

         In conjunction with an overall review of executive and employee compensation, and in light of the overall contributions made by Leon Tempelsman to the Company during the last fiscal year, effective in February 2001, Mr. Tempelsman's salary was increased to $450,000 and he was awarded a $75,000 bonus. In addition, Mr. Tempelsman was granted an aggregate of 50,000 options under the 1997 Plan effective as of August 9, 2001. The Compensation Committee maintains the belief that Mr. Tempelsman's salary still stands below the salaries of executives with similar responsibilities in companies of similar size. The Compensation Committee continues to recognize Mr. Tempelsman's contribution to the overall management of the Company and the Company's retention and expansion of its strategic and market positions in the world diamond market.

                                         Compensation Committee:

                                         Maurice Tempelsman
                                         Lucien Burstein
                                         Myer Feldman

                                         Stock Option Committee:

                                         Maurice Tempelsman
                                         Leon Tempelsman
                                         Lucien Burstein
                                         Myer Feldman
                                         Robert A. DelGenio
                                         Robert Speisman


Executive Compensation

Summary of Compensation in Fiscal 1999, Fiscal 2000 and Fiscal 2001

         The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the Company's chief executive officer and the other most highly compensated executive officers of the Company earning more than $100,000 during the fiscal year ended May 31, 2001.

                                                                                                   Long-Term
                                                                                                  Compensation
                                                       Annual Compensation                           Awards
                                     -------------------------------------------------------      ------------
                                                                                   Other
     Name and                        Fiscal                                        Annual           Options
Principal Position                    Year         Salary        Bonus(3)       Compensation      (shares)(6)
------------------                   ------        ------        --------       ------------      -----------
Maurice Tempelsman                    2001       $ 242,000       $75,000        $      --               --
 Chairman of the Board                2000         210,000           --                --            15,000
                                      1999         200,000           --                --               --

Leon Tempelsman                       2001       $ 424,347(1)    $78,338(4)            --               --
 Vice Chairman of the Board           2000         386,325(1)      3,190(4)            --            40,000
  and President                       1999         317,755(1)      3,036(4)            --               --

William H. Moryto                     2001       $ 284,087       $40,000               --            10,000
 Vice President and                   2000          11,458            --               --            10,000
 Chief Financial Officer              1999           NA             NA               NA                NA

Robert Speisman                       2001       $ 235,206(2)    $43,018(5)            --            17,350
 Senior Vice President-Sales          2000         211,462(2)     42,922(5)            --            10,000
                                      1999         176,384(2)      2,844(5)            --               --

---------------------------------

(1) Includes premiums paid by the Company on an individual life insurance policy purchased by the Company on behalf of Mr. Tempelsman in the amount of $7,680 in Fiscal 2001, $11,325 in Fiscal 2000 and $7,755 in Fiscal 1999.

(2) Includes premiums paid by the Company on an individual life insurance policy purchased by the Company on behalf of Mr. Speisman in the amount of $3,540 in each of Fiscal 2001, Fiscal 2000 and Fiscal 1999.

(3) Bonuses are determined by the Compensation Committee based on the executive's performance. See Compensation Committee Report, beginning on page 7.

(4) Includes a bonus in the amount of $3,338 in Fiscal 2001, $3,190 in Fiscal 2000 and $3,036 in Fiscal 1999 pursuant to the Retirement Benefit Plan. See "Retirement Benefit Plan."

(5) Includes a bonus in the amount of $3,018 in Fiscal 2001, $2,922 in Fiscal 2000 and $2,844 in Fiscal 1999 pursuant to the Retirement Benefit Plan. See "Retirement Benefit Plan."

(6) Consists of shares issuable on exercise of options granted under the 1997 Plan.

Stock Options Granted in Fiscal 2001

         The following table sets forth information concerning individual grants of stock options made during Fiscal 2001 to each executive officer listed in the Summary Compensation Table. The Company did not grant any stock appreciation rights during Fiscal 2001.

                            Option Grants in Fiscal 2001
                      -----------------------------------------
                                                                                           Potential
                                       % of Total                                     Realizable Value at
                        Number of       Options/                                        Assumed Annual
                       Securities         SARs                                       Rates of Stock Price
                       Underlying      Granted to                                      Appreciation for
                      Options/SARs      Employees       Exercise                        Option Term(3)
                         Granted        in Fiscal     or Base Price   Expiration   -------------------------
        Name            (shares)          Year         (per share)       Date         5%               10%
        ----          ------------     ----------     -------------   ----------     ---               ---
Maurice Tempelsman           --            --               --                        --                --
Leon Tempelsman              --            --               --                        --                --
William H. Moryto     10,000(1)(2)         10%           $ 5.00        12/27/11    $31,445         $ 79,687
Robert Speisman       17,500(1)(2)         17%           $ 5.00        12/27/11    $54,557         $138,257

--------------------------------

(1) All of such options are intended to be incentive stock options and become exercisable as to one- third (1/3) of the shares included in the grant on December 15 of each of 2001, 2002 and 2003.

(2) The right to purchase stock pursuant to all options outstanding is cumulative, and the optionees may exercise the right to purchase stock at any time and from time to time after the option has become exercisable and prior to the expiration, termination or surrender of the option.

     Each optionee who receives an option under the 1997 Plan agrees (a) to remain in the employ of either of the Company or its subsidiaries for at least one year from the date the option is granted but in no event later than the optionee's 70th birthday and (b) to refrain from engaging in the cutting and polishing of diamonds, directly or indirectly, for a period of two years after his or her employment by the Company or a subsidiary terminates. If an optionee fails to comply with either part of such an agreement, the Stock Option Committee, in its discretion, may require the optionee to resell to the Company all shares purchased pursuant to the option at the exercise price and to repay the Company any amounts paid to the optionee upon the surrender of all or part of an option.

     In the event of the termination of employment of an optionee for any reason except for cause, unless the option agreement provides otherwise, the option may be exercised or surrendered by the optionee or his or her legal representative within a period not to exceed the earlier of the balance of the option term or three months from the date of termination (one year in the case of a disabled employee or in the event of death or retirement after ten years of employment); provided that the Stock Option Committee may, in its absolute discretion, authorize the purchase of such additional shares subject to options as are not then exercisable. No option shall be exercisable by a participant after termination of employment or association for cause.

(3) Based upon the per share market price on the date of grant, which was $5.00 on December 27, 2000, and an annual cumulative appreciation at the rate stated of such market price through the expiration date of such options. Gains, if any, are dependent upon the actual performance of the Common Stock, as well as the continued employment of the executive officers through the vesting period. The potential realizable values indicated have not taken into account amounts required to be paid as income tax under the Internal Revenue Code of 1986, as amended, and any applicable state laws.

Stock Options Held at End of Fiscal 2001

         The following table indicates the total number and the value of exercisable and unexercisable stock options held as of May 31, 2001 by each executive officer named in the Summary Compensation Table. None of these executive officers exercised any options during Fiscal 2001.

                   Aggregated Option Exercises in Fiscal 2001
                     and Fiscal 2001 Year-End Option Values

                                Number of Securities               Value of Unexercised
                               Underlying Unexercised                  In-the-Money
                                   Options/SARs at                    Options/SARs at
                                  May 31, 2001 (#)                  May 31, 2001 ($)(1)
                                  ----------------                  -------------------
Name                        Exercisable      Unexercisable     Exercisable      Unexercisable
----                        -----------      -------------     -----------      -------------
Maurice Tempelsman             20,000           15,000           $    0            $     0
Leon Tempelsman               106,666           46,667           $    0            $     0
William H. Moryto               3,333           16,667           $    0            $ 6,500
Robert Speisman                73,133           24,017           $9,870            $11,278

----------------------------
(1) Based upon the per share closing price of $5.65 of the Common Stock on May 31, 2001.

Retirement Benefit Plan

         Effective June 1, 1997, the Company adopted separate Retirement Benefit Plans (each a "Retirement Plan" and collectively, the "Retirement Plans") for the benefit of each of Leon Tempelsman and Robert Speisman (each an "Executive" and collectively, the "Executives"). Pursuant to these Retirement Plans, the Company will pay each Executive certain benefits upon his termination of employment depending upon the reason for such termination (i.e., death, disability, retirement or termination with or without cause) and his age at the time his employment terminates.

         In this connection, the Company has purchased an individual whole life insurance policy on the life of each Executive. Each Retirement Plan permits the Company to borrow against the related life insurance policy to fund the retirement benefits payable to the Executive, and the Company expects to effect such borrowings. The amount an Executive will receive upon his death will be determined by reference to the death benefit that would be payable under the relevant life insurance policy if such policy had remained in full force and effect and the Company had not borrowed against such policy beyond amounts required to fund his retirement benefits. The retirement benefits to which an Executive will be entitled under his Retirement Plan will be determined by reference to the cash surrender value the relevant life insurance policy would have at the time of his retirement if such policy had remained in full force and effect and the Company had not borrowed against such policy. Each Retirement Plan provides that if, at the time the Company becomes obligated to pay a retirement benefit to an Executive, the insurer is unable, on account of financial distress, to pay or lend the Company any amount with respect to the relevant life insurance policy to which the Company may be entitled, the Company nevertheless will be obligated to make such payment and subsequent payments to the Executive determined by reference to the cash surrender value the relevant life insurance policy would have had at the time such payment became due if such policy had remained in full force and effect, the Company had not borrowed against such policy, and the earnings rate on such policy had been the minimum rate guaranteed by the insurer. The Company will pay each Executive an annual bonus in an amount equal to the income tax payable by such Executive on the value of the term insurance protection received by him in such calendar year. During Fiscal 2001, the Company paid premiums of $43,030 and $39,041 on behalf of

Messrs. Tempelsman and Speisman, respectively, and reimbursed such individuals in the amounts of $1,669 and $1,531, respectively, for the income tax costs of such Executives. See "Transactions with Management."

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

         The Company has no employment contract with any of its executive officers named in the Summary Compensation Table, except for an employment letter dated as of May 15, 2000 between Mr. Moryto and the Company setting forth the terms of his employment relationship, which is at will. Mr. Moryto and the Company have also entered into a non-competition agreement effective as of May 15, 2000 pursuant to which he has agreed not to compete with the business of the Company or engage in the other activities referred to therein for a period of nine months following the termination of his employment. In consideration of his entering into such agreement, the Company has agreed to make payments equivalent to nine months of his then current compensation and to continue to provide insurance benefits in the event of the termination of his employment by the Company other than for cause, such amount to be paid in accordance with the Company's normal payroll practices.

         The incentive stock options granted by the Company to its executive officers provide that if employment with the Company is terminated for any reason other than retirement, the options must be exercised within the earlier of the balance of the option period or three months from the date of termination (one year in the case of termination as a result of death, disability or retirement following ten years of employment) unless otherwise extended by the Stock Option Committee. No option shall be exercisable by a participant after termination of employment or association for cause. Other than the Plans, the Company does not have any program providing compensation to its executive officers which is intended to serve as an incentive for performance to occur over a period longer than one fiscal year. Pursuant to the Retirement Plans, in the event an Executive retires or his employment is terminated within the two-year period following a change-in-control, the Executive will be entitled to receive either (a) a lump sum payment in an amount determined by reference to the cash surrender value the relevant life insurance policy would have at the time his employment terminates if the policy had remained in full force and effect and the Company had not borrowed against the policy beyond amounts required to fund the Executive's retirement benefits, or (b) the same benefits to which he would have been entitled had he continued in the employ of the Company and retired upon attaining age 65.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Directors consists of Maurice Tempelsman, Myer Feldman, and Lucien Burstein. Mr. Feldman is not an officer or employee of the Company. Mr. Burstein is Secretary of the Company and of counsel to the law firm of Warshaw Burstein Cohen Schlesinger & Kuh, LLP, which firm serves as counsel to the Company. Mr. Burstein does not receive any compensation for serving as a Secretary of the Company and credits his directors' fee against legal fees of his firm incurred by the Company for each period for which a directors' fee is paid. Neither of Messrs. Feldman or Burstein is affiliated with any principal stockholder of the Company. Maurice Tempelsman is the Chairman of the Board of the Company and the father of Leon Tempelsman, Vice Chairman of the Board and President of the Company. See "Transactions with Management."

Comparative Performance by the Company

         The following graph compares the market performance of the Common Stock for the previous five fiscal years to the American Stock Exchange Market Value Index (the "AMEX Index") and a peer group of companies in the fine jewelry and accessories industry (the "Peer Group").


                Comparison of Five-Year Cumulative Total Returns
                             Performance Report for
                       Lazare Kaplan International, Inc.

     Date       Company Index    Market Index    Peer Index
     ----       -------------    ------------    ----------
  05/31/1996        100.000        100.000        100.000
  06/28/1996         90.517         94.452         98.328
  07/31/1996         87.931         87.086         85.593
  08/30/1996        113.793         89.608         88.899
  09/30/1996        118.966         92.076         99.633
  10/31/1996        119.828         90.252         92.838
  11/29/1996        133.621         94.016         92.274
  12/31/1996        118.103         92.547         92.397
  01/31/1997        122.414         94.762         94.549
  02/28/1997        127.586         96.520         88.814
  03/31/1997        105.172         91.824         94.277
  04/30/1997         93.966         89.115         97.421
  05/30/1997        112.069         98.072        113.481
  06/30/1997        115.517        101.506        115.108
  07/31/1997        118.966        105.828        108.795
  08/29/1997        113.362        107.042        109.187
  09/30/1997        106.035        115.660        103.973
  10/31/1997        105.172        111.662         97.565
  11/28/1997         98.707        111.584         95.060
  12/31/1997         93.103        115.978         89.893
  01/30/1998         75.000        113.955         96.915
  02/27/1998         77.586        120.983        114.657
  03/31/1998         75.431        128.058        119.313
  04/30/1998         75.862        129.727        113.813
  05/29/1998         80.172        124.182        117.546
  06/30/1998         72.845        127.461        120.582
  07/31/1998         75.862        125.654        106.072
  08/31/1998         57.328        100.840         91.085
  09/30/1998         53.448        108.409         77.514
  10/30/1998         53.448        113.522         79.103
  11/30/1998         53.448        117.615        105.062
  12/31/1998         48.276        124.468        121.979
  01/29/1999         52.586        129.958        135.774
  02/26/1999         50.862        127.135        135.029
  03/31/1999         47.414        127.394        175.076
  04/30/1999         62.069        137.990        194.784
  05/28/1999         65.517        139.612        192.295
  06/30/1999         69.828        143.514        222.357
  07/30/1999         66.379        141.110        230.981
  08/31/1999         56.897        137.740        245.130
  09/30/1999         55.603        139.730        273.046
  10/29/1999         58.621        140.988        271.442
  11/30/1999         53.448        150.886        352.599
  12/31/1999         56.035        163.631        404.627
  01/31/2000         60.776        158.835        336.743
  02/29/2000         51.724        174.983        292.221
  03/31/2000         48.276        180.642        380.924
  04/28/2000         62.931        166.427        331.491
  05/31/2000         60.345        163.510        279.547
  06/30/2000         56.035        169.561        308.293
  07/31/2000         53.879        167.988        312.708
  08/31/2000         43.103        176.579        379.080
  09/29/2000         43.966        173.060        352.076
  10/31/2000         42.241        164.550        388.392
  11/30/2000         35.345        148.454        312.571
  12/29/2000         34.914        153.407        289.061
  01/31/2001         40.690        162.604        342.547
  02/28/2001         41.724        151.270        287.155
  03/30/2001         40.000        144.041        252.829
  04/30/2001         36.897        155.899        299.267
  05/31/2001         38.966        156.733        318.585

         The Peer Group consists of the following companies: A.T. Cross Company, Michael Anthony Jewelers, Inc., Tiffany & Co., and Town & Country Corporation (until June 1998). The Company's management is of the opinion that despite the existence of some similarities between the group of companies comprising its peer group and the Company, the Company is unique because of the product it produces, the markets in which its products are sold, and in its position as the only publicly traded diamond cutting and polishing company in the United States. Thus, comparisons made between the Company and the peer group are not necessarily accurate or reliable and do not necessarily reflect the relative performance data for the Company's primary competition.

(1) The cumulative total return for the securities comprising the Peer Group and the AMEX Index assumes the reinvestment of dividends. The total return for the Common Stock does not assume the reinvestment of dividends, since no dividends were declared on the Common Stock during the measurement period. The weighing of the securities comprising each index, according to their market capitalization, has been calculated at the end of each monthly period.

(2) The AMEX Index tracks the aggregate price performance of equity securities of companies traded on the American Stock Exchange. The Common Stock is traded on the American Stock Exchange.

Transactions With Management

         The Company has entered into a sublease with Leon Tempelsman & Son, a New York limited partnership of which Maurice Tempelsman and Leon Tempelsman are the sole general partners ("LTS"), under which approximately 30% of the 20th Floor at 529 Fifth Avenue, New York, New York is sublet to LTS. The sublease is prorated to the same rental rate per square foot which the Company is paying to the landlord under its lease for the 19th and 20th Floors at the same location. Rental payments under the sublease amount to a base annual rent of $61,488 (excluding escalations).

                     2. PROPOSAL TO AMEND THE CORPORATION'S
                          CERTIFICATE OF INCORPORATION
                       TO REDUCE THE NUMBER OF AUTHORIZED
                             SHARES OF COMMON STOCK
                           (Item 2 on the Proxy Card)

         On September 14, 2001, the Board of Directors unanimously approved a proposal, subject to stockholder approval, to amend Article Fourth of the Company's Certificate of Incorporation to reduce the authorized number of shares of common stock, $1.00 par value per share ("Common Stock") from 20,000,000 to 12,000,000 shares and to reduce the authorized number of preferred shares, $.01 par value per share ("Preferred Stock") from 5,000,000 shares to 1,500,000 shares. If the Authorized Share Amendment is approved, paragraph (a) of Article Fourth of the Certificate of Incorporation would read as follows:

                    "FOURTH: (a) The aggregate number of shares which the Corporation shall have the authority to issue is 13.5 million (13,500,000) shares, which shall consist of twelve million (12,000,000) shares of common stock, $1.00 par value ("Common Shares"), and 1.5 million (1,500,000) shares of preferred stock, $.01 par value ("Preferred Shares"). Except as otherwise provided in this Certificate of Incorporation, the Common Shares shall have unlimited voting rights, with each Common Share being entitled to one vote, and the right to receive the net assets of the Corporation upon dissolution, with each Common Share participating on a pro rata basis."

         The proposed amendment would not change the par value of the shares of the Company's Common Stock or Preferred Stock or affect the legal rights of holders of existing shares of Common

Stock.

Purpose and Effect of the Proposed Amendment

         As of the Record Date, the Company had 20,000,000 authorized shares of Common Stock, of which 8,549,441 shares of Common Stock (which included 1,181,750 treasury shares) were issued and 5,000,000 authorized shares of Preferred Stock, of which no shares of Preferred Stock were issued. Common Stock shares reserved for future issuance pursuant to the Corporation's equity based incentive plans and other obligations amounted to 1,488,524 shares, resulting in an aggregate of 9,962,035 shares remaining available for issuance by the Corporation. The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to decrease the number of authorized but unissued shares of the Common Stock and Preferred Stock. The Board of Directors believes that the reduction in the number of authorized shares of Common Stock and Preferred Stock will permit the Company to save approximately $50,000 annually in Delaware franchise taxes, while still maintaining a sufficient number of authorized shares to permit the Company to act promptly with respect to possible future financing, possible acquisitions, additional issuances and for other corporate purposes including implementation of the Company's Stockholders Rights Plan adopted in 1997, if necessary.

Stockholder Vote Required

         The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Certificate of Incorporation. If this proposal is approved, the proposed Amendment will become effective upon filing a certificate of amendment to the Certificate of Incorporation with the Secretary of State of Delaware, which filing is expected to take place shortly after such shareholder approval. Should such stockholder approval not be obtained, then the number of authorized shares will remain the same.

Recommendation of Board of Directors

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO REDUCE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK.

                    3. APPROVAL OF THE OPTION PLAN AMENDMENT
                           (Item 3 on the Proxy Card)

         The 1997 Plan initially was adopted by the Board of Directors of the Company on April 10, 1997 and approved by stockholders of the Company on November 5, 1997. The 1997 Plan currently authorizes the issuance of options covering up to 600,000 shares of Common Stock (subject to adjustment in certain circumstances) to directors, executive officers and other key employees of, and consultants to the Company. As of May 31, 2001, no options for an aggregate of 600,000 shares of Common Stock granted under the 1997 Plan had been exercised, and options for 600,000 shares of Common Stock, at exercise prices ranging from $5.00 to $14.75 per share, were outstanding. If the Option Plan Amendment is not approved, options to purchase up to 90,000 shares of Common Stock, which were granted subject to stockholder approval, will be canceled, and, in the absence of forfeitures, the Company will not have any shares of Common Stock available for the grant of future options.

          On May 16, 2001, the Board of Directors, subject to stockholder approval, adopted the Amended and Restated 1997 Long Term Incentive Plan, which increased the number of shares of Common Stock authorized for issuance upon exercise of options granted under the 1997 Plan from 600,000 shares to 1,350,000 shares, and made a number of other changes to the 1997 Plan that are summarized below. The increase in the number of shares will enable the Company to continue to provide an incentive to continued employment or association of key employees and other persons.

         The following is a description of the 1997 Plan, as amended and restated.

         A copy of the 1997 Plan, as amended and restated, is annexed as Appendix B.

General

         The 1997 Plan provides for the grant of options to directors, executive officers and other key employees of the Company and consultants to the Company and is intended to provide an incentive to continued employment or association by enabling such persons to acquire a proprietary interest in the Company and by offering comparable incentives to enable the Company better to attract, compete for and retain highly qualified individuals, as well as to associate the interests of such persons with those of the Company and its shareholders. The 1997 Plan permits the grant of options that are either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code") or options which do not qualify as Incentive Stock Options ("Non-Qualified Stock Options").

         The Board of Directors has the power to amend the 1997 Plan from time to time and may terminate the 1997 Plan. However, stockholder approval is necessary if such amendment (a) materially increases the benefits accruing to participants under the 1997 Plan, (b) increases the aggregate number of shares of Common Stock as to which options may be granted under the 1997 Plan, or (c) materially modifies the requirements as to eligibility for participation in the 1997 Plan. The 1997 Plan may not be amended in a manner which adversely affects the rights of an optionee, without the consent of the optionee.

         The 1997 Plan will terminate on April 10, 2007, though options granted prior thereto may expire after such date.

         The 1997 Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not intended to be qualified under
Section 401(a) of the Code.

Number of Shares Subject to the Stock Option Plan

         The maximum number of shares of Common Stock with respect to which options may be issued under the 1997 Plan is 1,350,000, assuming stockholder approval of the Option Plan Amendment. This number is subject to adjustment under certain circumstances as provided in the 1997 Plan. Shares subject to an option which, for any reason, expires or is terminated without being fully exercised may again be subject to an option granted under the 1997 Plan.

Eligible Participants

         Each of the Company's employees, as well as any person who renders services as a director, consultant or advisor to the Company is eligible to be granted options under the 1997 Plan, without regard to length of employment or association, except that only employees may be granted Incentive Stock Options. The Compensation Committee anticipates granting options only to those employees who have contributed or are expected to contribute to the growth of the Company. The granting of an option does not confer upon the optionee any right to continue in the services of the Company or in any way affect any right or power of the Company to terminate the services of the optionee at any time.

Issuance and Exercise of Options

         The 1997 Plan is administered by the Stock Option Committee of the Board of Directors, which currently consists of the entire Board of Directors. The Stock Option Committee has the exclusive authority to determine the persons eligible to participate and to determine the amount and the terms and conditions of the awards made to each participant, within the parameters of the 1997 Plan, including the number of shares subject to each grant, the vesting schedule and expiration date of each option and the exercise price of the option and whether such option is an Incentive Stock Option or Non-Qualified Stock Option. The Stock Option Committee may make awards based on the nature of the services rendered by the participant, the capacity of the participant to contribute to the success of the Company and other factors (not inconsistent with the provisions of the 1997 Plan) that the Stock Option Committee may deem relevant.

         Incentive Stock Options may be granted only to employees of the Company. An Incentive Stock Option must expire within ten years from the date it is granted (five years in the case of such options granted to a holder of more than 10% of the outstanding Common Stock). Incentive Stock Options are first exercisable not earlier than one year from the date of grant. The exercise price of an Incentive Stock Option must be at least equal to the fair market value of the Common Stock on the date such Incentive Stock Option is granted (or 110% of the fair market value of the Common Stock in the case of such options granted to a holder of more than 10% of the outstanding Common Stock). To the extent that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year exceeds $100,000, such options will be treated as Non-Qualified Stock Options.

         The Company may issue Non-Qualified Stock Options under the 1997 Plan to directors, executive officers and key employees of the Company and advisors and consultants to the Company. The exercise price of a Non-Qualified Stock Option must be at least equal to the fair market value of the Common Stock on the date such option is granted and will have such expiration date and vesting schedule as determined by the Stock Option Committee at the time of grant.

         Each optionee who receives an option under the 1997 Plan agrees (a) to remain in the employ of either of the Company or its subsidiaries for at least one year from the date the option is granted but in no event later than the optionee's 70th birthday and (b) to refrain from engaging in the cutting and polishing of diamonds, directly or indirectly, for a period of two years after his or her employment by the Company or a subsidiary terminates. If an optionee fails to comply with either part of such an agreement, the Stock Option Committee, in its discretion, may require the optionee to resell to the Company all shares purchased pursuant to the option at the exercise price and to repay the Company any amounts paid to the optionee upon the surrender of all or part of an option.

         Upon exercise of an option issued under the 1997 Plan, payment is required to be made in cash, or if permitted by the applicable option agreement, by delivery of shares of Common Stock, currently exercisable options to acquire Common Stock or other property valued at its then fair market value. Options are not transferable by the optionee, other than by will or applicable laws of descent and distribution. In the event of termination of the optionee's relationship with the Company other than for cause, the optionee's options will expire on the earlier of stated expiration or three months after the date of termination (except in the case of death, disability or retirement after ten years of employment, in which event the period is extended to 12 months). Upon a change in control of the Company (as defined in the 1997 Plan), all options outstanding become immediately exercisable in full.

         The following table sets forth information concerning options granted under the 1997 Plan to (a) each of the Company's executive officers named in the Summary Compensation Table who received a grant of stock options, (b) all current executive officers of the Company, as a group four persons, two of whom were granted options during Fiscal 2001 on held options at August 31, 2001, (c) all current directors of the Company (who are not executive officers), as a group three persons, none of whom were granted options during Fiscal 2001 or held options at August 31, 2001), and (d) all current employees of the Company (other than executive officers), as a group 201 persons, 23 of whom were granted options during Fiscal 2001 and 37 of whom held options at August 31, 2001).

                                                        Shares
                                                      Underlying       Total Number      % of Total
                                                       Options         Outstanding         Options
                                                    Granted During    Options Owned     Outstanding at
Name and Position                                    Fiscal 2001    at August 31, 2001  August 31, 2001
-----------------                                    -----------    ------------------  ---------------
Maurice Tempelsman,
 Chairman of the Board and Director                          0             75,000           9%

Leon Tempelsman,
  Vice Chairman of the Board of Directors
  and Director                                               0            203,333          25%

William H. Moryto
  Vice President and Chief Financial Officer            10,000             20,000           2%

Robert Speisman
 Senior Vice President-Sales and Director               17,350             97,150          12%

All executive officers, as a group                      27,350            395,483          48%

All directors (who are not executive officers),
  as a group                                                 0                  0           0%

All current employees (other than executive
  officers), as a group                                 74,450            433,041          52%

Federal Income Tax Consequences

         The grant of an option under the 1997 Plan does not result in any tax consequences to the Company or the optionee. The tax consequences of exercising an option or disposing of the Common Stock purchased by an optionee upon exercise of an option ("option stock") depend on whether the option is an Incentive Stock Option or a Non-Qualified Stock Option.

         If an optionee exercises a Non-Qualified Stock Option, the optionee generally must include in gross income, as compensation for the taxable year in which the option stock becomes substantially vested, an amount equal to the excess of the fair market value at the time it becomes substantially vested over the exercise price for the option stock, and the Company will be entitled to a tax deduction in the same amount. At disposition, appreciation (or depreciation) of the option stock, after the date of exercise, generally is treated as capital gain (or loss), long-term or short-term, depending upon the length of time elapsed between the time when the option stock became substantially vested and the time of disposition.

         If an optionee exercises an Incentive Stock Option, the optionee does not recognize income upon exercise, provided that the optionee was an employee of the Company at all times from the date when the option was granted until not less than three months before exercise (or one year if the optionee's employment terminates as a result a permanent and total disability or death). However, the excess of the fair market value at the time of exercise of the option stock over the exercise price generally constitutes an item of tax preference and, thus, must be added to the optionee's taxable income for purposes of determining the optionee's alternative minimum tax liability for the taxable year of the exercise. If an optionee exercises an Incentive Stock Option and fails to satisfy the three-month (or one-year) employment period requirement, the option is generally treated as a Non-Qualified Stock Option.

         If (a) an optionee disposes of option stock acquired pursuant to an Incentive Stock Option less than one year after the date the option stock was acquired or less than two years after the date the option was granted, and (b) the amount realized in the disposition exceeds the exercise price, then the optionee must include in the optionee's gross income, as compensation for the year of the disposition, an amount equal to the excess of the fair market value of the option stock at the time the option is exercised over the exercise price of the option. This compensation income will be treated as an addition to the optionee's tax basis of the option stock. The optionee also must include in gross income, as capital gain for the taxable year of the disposition, an amount equal to the difference between the amount realized in the disposition over the tax basis of the option stock. The Company is not entitled to any deduction with respect to the capital gain recognized by the optionee. If the amount realized by the optionee would result in the realization of a capital loss by the optionee upon application of the foregoing rules, then the amount of compensation income that the optionee will recognize is the excess, if any, of the amount realized on the sale of the option stock over the exercise price of the option. If the disposition of the option stock occurs in the taxable year in which the option is exercised, the optionee must include in income for alternative minimum tax purposes the gain on the disposition of the option stock. Should the disposition occur in a later year, the gain on the disposition will not be included in income for alternative minimum tax purposes. The basis of the option stock for determining gain or loss for alternative minimum tax purposes will be the exercise price increased by the amount, if any, by which the optionee's alternative minimum tax income was increased as a result of the earlier exercise of the option.

         If (a) an optionee disposes of option stock acquired pursuant to an Incentive Stock Option more than one year after the date the option stock was acquired, and (b) the amount realized in the disposition exceeds both the exercise price and the fair market value of the option stock on the date of exercise, then the optionee must include in gross income, as compensation for the taxable year of the disposition, an amount equal to the excess of such fair market value over the exercise price, and must include in gross income, as gain, an amount equal to the excess of the amount realized in the disposition over such fair market value, and the Company is entitled to a deduction of such amounts. Such gain is generally treated as capital gain, long-term or short-term, depending upon the length of time elapsed between the time when the option stock was acquired and the time of disposition. If, instead, the amount realized in the disposition exceeds the exercise price, but is less than the fair market value of the option stock on the date of exercise, the optionee must include in gross income, as compensation for the taxable year of the disposition, an amount equal to the excess of amount realized over the exercise price, and the Company is entitled to a deduction of this amount. If the exercise price exceeds the amount realized in the disposition, the optionee is allowed to deduct an amount equal to such excess as a loss for the taxable year of the disposition. This loss generally is treated as capital loss, long-term or short-term, depending upon the length of time elapsed between the time when the option stock was acquired and the time of disposition.

Required Vote

         The approval of the Option Plan Amendment requires the affirmative vote by the holders of a majority of all outstanding shares entitled to vote at the Annual Meeting.

         The Board of Directors recommends that the shareholders vote FOR the approval of the Option Plan Amendment.

                 4. RATIFICATION OF THE APPOINTMENT OF AUDITORS
                           (Item 4 on the Proxy Card)

         The Board of Directors has appointed the firm of Ernst & Young LLP, independent auditors, to be auditors for the Company and its subsidiaries for the fiscal year ending May 31, 2002 and recommends that the stockholders ratify that appointment. If a majority of the shares are not voted in favor of ratification, the Board will consider the appointment of other auditors for the ensuing fiscal year. The Board is advised that there is and has been no relationship between Ernst & Young LLP and the Company or any of its subsidiaries other than the rendition of professional services. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to questions.

         The Board of Directors recommends that the Stockholders vote FOR ratification of the appointment of Ernst & Young LLP.

                                5. OTHER BUSINESS

         As of the date hereof, the Board of Directors does not know of any matter which will come before the meeting other than the business specified in the foregoing notice of meeting. However, the enclosed proxy gives discretionary authority if any other matters are presented at the meeting or any adjournment thereof and it is intended that the persons named in the proxy will vote in accordance with their best judgment.

Solicitation of Proxies

         Solicitation of proxies is being made by the Board of Directors through the mail, in person, and by telegraph and telephone. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to obtain voting instructions from the beneficial owners and will pay their expenses for so doing. The cost of soliciting proxies will be borne by the Company.

Stockholder Proposals for the 2002 Annual Meeting of Stockholders

         Stockholders who wish to have proposals included in the proxy statement and form of proxy to be furnished by the Board of Directors in connection with the Company's 2002 Annual Meeting of Stockholders must submit such proposals so that they are received by the Company no later than May 22, 2002. Please direct such proposals to the attention of the Secretary of the Company.


                                      By order of the Board of Directors,

                                      LEON TEMPELSMAN,
                                      President

New York, New York
October 5, 2001

                                                             APPENDIX A TO PROXY
                                                             STATEMENT FOR 2001
                                                             ANNUAL MEETING OF
                                                             STOCKHOLDERS

                        LAZARE KAPLAN INTERNATIONAL INC.

                             Audit Committee Charter

The Audit Committee (the "Committee"), of the Board of Directors (the "Board") of Lazare Kaplan International Inc. (the "Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of The American Stock Exchange, LLC ("AMEX"). The members of the Committee will be elected annually at the organizational meeting of the Board typically held immediately following the annual meeting of shareholders and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Chairman by the Committee.

STATEMENT OF POLICY

The Committee shall provide assistance to the Board in fulfilling their oversight responsibilities to shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board.

RESPONSIBILITY

The Committee is a committee of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process.

The Committee provides an avenue for communication among the Company's independent auditors, internal management and the Board. The Committee will develop a clear understanding with the independent auditors that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditors is to the Board and the Committee.

The Committee will make regular reports to the Board concerning its activities.

While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the

Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's business conduct guidelines.

BASIC AUTHORITY

The Committee has been granted by the Board the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee is to meet at least three times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chairman. The Committee is to meet in separate executive sessions with the chief financial officer and the independent auditors at least once each year and at other times when considered appropriate.

ATTENDANCE

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chairman may request that Company counsel, members of management and representatives of the independent auditors be present at Committee meetings.

SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

2. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for ratification. This should be done in compliance with applicable AMEX Audit Committee Requirements.

3. Review with the Company's management and independent auditors the Company's accounting and financial reporting controls, and obtain annually in writing from the independent auditors their letter as to the adequacy of such controls.

4. Review with the Company's management and independent auditors significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditors proposed significant accounting and reporting principles and the timing of their implementation. Discuss with the independent auditors their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

5. Review the scope and general extent of the independent auditors' annual audit. The Committee's review should include an explanation from the independent auditors of the factors considered by the auditors in determining the audit scope, including the major risk factors. The independent auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditors and proposed changes thereto.

6. Inquire as to the independence of the independent auditors and obtain from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

7. Review the interim quarterly financial statements with management and the independent auditors prior to the earlier of the filing of the Form 10-Q or issuance of the related press release. The Chairman may represent the entire Committee for the purpose of this review. The Committee should have a predetermined arrangement with the independent auditors that the independent auditors will advise the Committee through its Chairman and management of the Company of any matters identified through procedures followed for interim quarterly financial statements and which they determine appropriate to disclose to the Committee and management of the Company.

8. At the completion of the annual audit, review with management and the independent auditors the following:

     o The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

     o Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

     o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire as to the cooperation received by the independent auditors during their audit, including access to all requested records, data and information. Inquire of the independent auditors as to whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a non-standard report on the Company's financial statements.

     o Other communications as required to be communicated by the independent auditors by Statement of Auditing Standards ("SAS") 61 (as amended by SAS 90) relating to the conduct of the audit. Further, receive communications from the independent auditors concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 (as amended by SAS 90).

     If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

9. After preparation by management and review by the independent auditors, approve any report required under SEC rules to be included in the Company's annual meeting proxy statement. The Charter is to be published as an appendix to such proxy statement every three years.

10. Discuss with the independent auditors the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

11. Meet with management and the independent auditors to discuss any relevant significant recommendations that the independent auditors may have, particularly those characterized as a 'material weakness' or 'reportable condition'. Typically, such recommendations will be presented by the independent auditors in the form of a Letter of Comments and Recommendations. The Committee should review responses of management to such Letter of Comments and Recommendations and receive follow-up reports from management on action taken concerning the aforementioned recommendations.

12. Recommend to the Board the selection, retention or termination of the Company's independent auditors.

13. Review the appointment and replacement of the Company's Chief Financial Officer.

14. Review with management, and the independent auditors the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

15. Review with management and outside counsel, as necessary, legal and regulatory matters that may have a material impact on the financial statements.

16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to audit committee related AMEX rules, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                                                             APPENDIX B TO PROXY
                                                             STATEMENT FOR 2001
                                                             ANNUAL MEETING OF
                                                             STOCKHOLDERS






================================================================================





                        LAZARE KAPLAN INTERNATIONAL INC.


                              AMENDED AND RESTATED
                       1997 LONG-TERM STOCK INCENTIVE PLAN







                            Effective November 5, 1997


                        as amended through October 5, 2001




================================================================================

                                    ARTICLE I
                                     PURPOSE

         Lazare Kaplan International Inc., a Delaware corporation (the "Company"), established this 1997 Long-Term Stock Incentive Plan (the "Plan") in order to encourage the acquisition of a proprietary interest in the Company by certain key employees and directors of the Company and its affiliates, and by certain consultants, advisors and other persons who provide services to the Company and its affiliates. The Company believes that such a proprietary interest in the Company will provide such persons with a direct stake in the future welfare of the Company and will strengthen their commitment to remain employed by or associated with the Company and its affiliates. It is also expected that this Plan will encourage qualified persons to seek and accept employment by or association with the Company and its affiliates. To accomplish the foregoing, this Plan contemplates the grant of Incentive Stock Options and Nonqualified Stock Options (all as hereinafter defined) to such persons. The Plan is being amended and restated in its entirety to increase the number of shares reserved for issuance, which amendment will be presented for approval by the stockholders of the Company at the annual stockholders meeting scheduled to be held in November 2001.


                                   ARTICLE II
                                   DEFINITIONS

         Section 2.1 Definitions. Whenever used in this Plan, the following terms shall have the respective meanings set forth in this Section 2.1.

         "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation (within the meaning of Section 424 of the Code) with respect to the Company.

         "Associate" means a person who is associated with the Company as a Director, or as a consultant, advisor or other service provider, but who is not an Employee.

         "Board" means the board of directors of the Company.

         "Business Day" means any day on which banks within the State of New York are required to be opened for business.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Board; provided, however, that if a committee has been delegated authority pursuant to Section 3.1 to manage and administer this Plan, then Committee means such committee.

         "Common Stock" means the Company's common stock, par value $1.00 per share.

         "Director" means a member of the Board.

         "Disability" means, with respect to a Participant, any medically determinable physical or mental impairment that the Committee, on the basis of competent medical evidence, reasonably determines has rendered or will render the Participant permanently and totally disabled within the meaning of Section 422(c)(6) of the Code.

         "Employee" means a person who performs services as an employee (within the meaning of Section 3401(c)(6) of the Code) of the Company or of an Affiliate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any corresponding provisions of any subsequent Federal securities law.

         "Exercise Period" means, with respect to an Option, the period during which such Option may be exercised, as determined pursuant to Section 6.2.

         "Fair Market Value" means, with respect to Shares subject to an Option, on any given date, the value of the Shares or Options as determined pursuant to
Section 6.6.

         "Incentive Stock Option" means an option granted pursuant to this Plan that is intended to satisfy the requirements of Section 422(b) of the Code.

         "Non-Employee Director" means a Director who comes within the definition of "non- employee director" in accordance with Rule 16b-3(b)(3) under the Exchange Act or any rule substituted therefor.

         "Nonqualified Stock Option" means an option granted pursuant to this Plan, other than an Incentive Stock Option.

         "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as the case may be.

         "Option Agreement" means, with respect to any person who has been granted an Option, a written agreement (including any amendment or supplement thereto) between the Company and such person.

         "Option Price" means, with respect to an Option, the price determined pursuant to Section 6.1 at which Shares subject to such Option may be purchased.

         "Option Value" means, with respect to an Option, on any given date the amount by which the aggregate Fair Market Value of the Shares subject to such Option on such date exceeds the product obtained by multiplying the number of Shares subject to such Option by the Option Price.

         "Participant" means an Employee or an Associate who receives an Option.

         "Plan" means this Plan, as set forth herein and as may be amended from time to time.

         "Principal Securities Market" means the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or The Nasdaq Stock Market, Inc., or any successor thereto on which the Shares are then listed or traded.

         "Retirement" means, if applicable, the termination of employment or association due to retirement after either ten years of employment or association with the Company or an Affiliate, or under a retirement plan of the Company or an Affiliate, in each instance with the consent of the Committee.

         "Securities Act" means the Securities Act of 1933, as amended, or any corresponding provisions of any subsequent Federal securities law.

         "Share" means a share of the Common Stock.

         "Ten-Percent Shareholder" means, at any time an Option is granted, an individual who owns (or is considered to own under the attribution rules contained in Section 424(d) of the Code) securities possessing more than ten percent of the total combined voting power of all classes of securities of the Company or of any Affiliate.

         "Termination Date" means, with respect to a Participant, the date on which such Participant's status as an Employee or Associate terminates for any reason.

         Section 2.2 Rules of Construction. Unless the context otherwise requires or unless otherwise defined herein, (i) a term shall have the meaning assigned to it in Section 2.1, (ii) all references to section numbers shall be to sections of this Plan, (iii) all references to the "Company" shall include any successor thereto, (iv) all references to "employment" or "association" of a Participant shall be to his status as an "Employee" or "Associate," respectively, of one or more of the Company and its Affiliates, (v) "or" shall not be exclusive, (vi) words in the singular shall include the plural, and vice-versa, and (vii) words in the masculine gender shall include the feminine and neuter, and vice-versa.


                                   ARTICLE III
                                 ADMINISTRATION

         Section 3.1 Administration. This Plan shall be administered by the Board or, if designated by the Board, by the Committee, which may be the Compensation Committee of the Board or such other committee of the Board, comprised only of Non-Employee Directors and consisting of at least three Directors to which the Board may delegate the authority to administer this Plan.

         Section 3.2 Committee Action. In administering this Plan, the Committee shall follow any general guidelines not inconsistent with this Plan established by the Board and may adopt rules and regulations for carrying out this Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The interpretation and decision made by the Committee with regard to any question arising under this Plan or under any Option Agreement entered into in connection with this Plan shall be final and conclusive on all persons participating or eligible to participate in this Plan.

         Section 3.3 Responsibilities of Committee. Subject to the terms and conditions of this Plan and such limitations as the Board from time to time may impose, the Committee shall be responsible for the overall management and administration of this Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority to (i) grant Options to such persons at such times as it deems advisable, (ii) determine the terms of such Options to be included in grants and the number of Options, (iii) prescribe the terms of the Option Agreements evidencing such Options, and (iv) adopt rules and regulations, and prescribe forms, for the operation and administration of this Plan.

         Section 3.4 Compliance with Section 16 of the Exchange Act. It is the intent of the Company that this Plan and any Options granted hereunder be interpreted in a manner so that this Plan and any Options granted hereunder to Participants satisfy the applicable requirements of Rule 16b-3 promulgated under the Exchange Act, so that each Participant, to the maximum extent practicable and to the extent relevant, will be entitled to the benefits of

Rule 16b-3 or other exemptions provided pursuant to the rules adopted under
Section 16 of the Exchange Act, and will not be subjected to the "short-swing" liability provisions of Section 16 of the Exchange Act. If any provision of this Plan or of any Option granted hereunder would otherwise frustrate or conflict with the intent expressed in this Section 3.4, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to such persons.


                                   ARTICLE IV
                          ELIGIBILITY AND PARTICIPATION

         Employees and Associates are eligible to participate in this Plan, without regard to length of employment or association; provided, however, that an Associate shall not be eligible to receive Incentive Stock Options. The Committee shall determine whether and when an Employee or Associate shall become a Participant and shall determine the numbers of Shares for which Options shall be granted to such person; provided, however, that if such person is a Director and the Committee does not consist of the Board, then the Board shall ratify such grant and the terms thereof in order for such grant to be effective. An Employee or Associate shall be a Participant with respect to any Shares subject to an Option only if he or she executes an Option Agreement with respect to such Shares in such form as the Committee may prescribe.


                                    ARTICLE V
                    STOCK SUBJECT TO PLAN; OPTION AGREEMENTS

         Section 5.1 Stock Subject to Plan. The stock to be offered and delivered under this Plan, pursuant to the exercise of an Option, shall be shares of the authorized Common Stock and may be unissued shares or reacquired shares, as the Committee from time to time may determine. The aggregate number of Shares to be reserved under this Plan shall not exceed 1,350,000, subject to adjustment as set forth in Article VIII. If, during the term of this Plan, an Option expires or terminates for any reason prior to the exercise thereof in full, the Shares subject to such Option, but not delivered, shall thereafter be available for grants under this Plan. The Shares subject to an Option that is exercised shall be charged against the aggregate number of Shares available under this Plan.

         Section 5.2 Option Agreements. The grant of each Option shall be evidenced by a written Option Agreement executed by the Company and the Participant which shall, among other things (i) designate such Option as either an Incentive Stock Option or a Nonqualified Stock Option, (ii) specify the number of Shares subject to such Option, (iii) specify the Option Price for the Shares subject to such Option and the period during which such Option may be exercised, (iv) set forth specifically or incorporate by reference the applicable provisions of this Plan, and (v) contain such other terms and conditions not inconsistent with this Plan as the Committee may prescribe.


                                   ARTICLE VI
                                TERMS OF OPTIONS

         Section 6.1 Option Price. The Option Price of Shares subject to an Option that may be purchased upon exercise of an Option shall be such amount as may be determined by the Committee at the time the Option is granted; provided, however, that the Option Price of any

Option shall not be less than the Fair Market Value of such Shares on the date such Option is granted, or less than one hundred and ten percent of the Fair Market Value of such Shares in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder.

         Section 6.2 Exercise Period. Except as otherwise provided in Sections
6.3 and 6.4, an Option shall vest and be exercisable during such Exercise Period as may be determined by the Committee in its sole discretion on the date the Option is granted. Notwithstanding anything to the contrary contained in this Plan, the Exercise Period for an Incentive Stock Option shall not exceed ten years from the date such Option is granted, or five years from the date such option is granted in the case of an Incentive Stock Option granted to a Ten-Percent Shareholder.

         Section 6.3 Exercise Upon Change in Control. An Option shall automatically become vested and shall be immediately exercisable in full upon the occurrence of any of the following events:

              (i) any person (within the meaning of Section 13(d) of the Exchange Act) other than the Company or an Affiliate shall, after the Effective Date, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing thirty percent or more of the combined voting power of the Company's then outstanding voting securities as a result of a tender or exchange offer or open market purchases (privately negotiated or otherwise), unless such ownership by such person has been approved by the Board immediately prior to the acquisition of such securities by such person;

              (ii) the merger or consolidation of the Company with or into another entity pursuant to which the Company is not the survivor, (B) the sale or other disposition of all or substantially all of the Company's assets, or (C) the liquidation of the Company; provided, however, that the Board may determine prior to the consummation of any such transaction that Options shall not so automatically vest; or

              (iii) at any time during a period of two consecutive years (not including any period prior to the adoption of this Plan), if individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new Director during such two-year period is approved by a vote of at least two-thirds of the directors then still in office who were Directors at the beginning of such period.

         Section 6.4 Exercise Upon Termination. If a Participant's employment or association with the Company or an Affiliate terminates for any reason other than for cause, Options granted to such Participant that are exercisable on his Termination Date shall remain exercisable (i) until the expiration of three months (or such other time as shall be determined by the Committee in its sole discretion on the date the Option is granted) from such Termination Date, if such termination occurs for a reason other than the Participant's death, Disability or Retirement, or (ii) the expiration of twelve months (or such other time as shall be determined by the Committee in its sole discretion on the date the Option is granted) from such Termination Date, if such termination occurs on account of the Participant's death, Disability or Retirement. No Option shall be exercisable by a Participant after termination of employment or association for cause. This Section 6.4 shall not apply to a Participant who continues to be an Employee or Associate of the Company or any Affiliate. Notwithstanding anything to the contrary contained in this Section 6.4, no Option shall be exercisable in whole or in part after the expiration date of the Option or more than ten years after the date of grant of such Option.

         Section 6.5 Limitations on Incentive Stock Options. Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during a calendar year (under all stock option plans of the Company and its Affiliates) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall not be issued to any person who is not an Employee.

         Section 6.6 Fair Market Value. The Fair Market Value on any given date of Shares sub ject to an Option shall be the last sales price (during regular trading hours) of the Shares as reported by the Principal Securities Market on the day immediately preceding the date as of which Fair Market Value is being determined, or on the next preceding date on which the Shares are traded if no Shares were traded on such immediately preceding day. If the Shares are not traded on a Principal Securities Market, the Fair Market Value shall be determined in good faith by the Board or the Committee. In no event shall Fair Market Value be less than the par value of the Shares.

         Section 6.7 Whole or Partial Exercise. Except as otherwise provided in
Article VlI or as specifically stated in an Option Agreement, an Option may be exercised in whole or from time to time in part at any time during the Exercise Period.


                                   ARTICLE VII
                               EXERCISE OF OPTIONS

         Section 7.1 Payment for Shares. Upon the exercise of an Option by a Participant, the Company shall cause the purchased Shares to be issued only when it shall have received the full Option Price therefor paid in cash or, if then permitted by applicable law and set forth in the applicable Option Agreement, with Shares, or by surrender of currently exercisable Options, or such other property (not inconsistent with the terms of this Plan) or a combination of cash, Shares and Options to be valued at the Fair Market Value thereof on the date of exercise, and such other property at its fair market value as determined by the Committee. If payment is made by delivery to the Company of Shares owned by the Participant, any Shares so delivered shall have been beneficially owned by the Participant for a period of not less than six months prior to the date of exercise and such Shares shall be in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof. If payment is made by surrender to the Company of Options owned by the Participant, such Options shall have a Fair Market Value equal to the Option Value of the Shares as to which the Option is being exercised.

         Section 7.2 Nontransferability. Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the entire Option shall be transferred to the same person or entity. During the lifetime of a Participant, any Option granted to such Participant may be exercised only by the Participant. No right or interest of a Participant in any Option shall be subject to any lien, obligation or liability whatsoever.

         Section 7.3 Fractional Shares. In no event shall an Option be exercisable for or with respect to a fractional Share.

         Section 7.4 Lock-Up Agreement. Each Participant agrees that, during the period of duration (not to exceed 365 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, in connection with any public offering of Common Stock under the Securities Act, the Participant shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Shares held by the Participant or any permitted transferee at any time during such period; provided, however, that each officer and director of the Company enters into a similar agreement (a "Lock-Up Agreement") for at least the same period. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period and the Participant agrees, if requested by the Company, to enter into a written agreement in form substantially similar to the Lock-Up Agreement.


                                  ARTICLE VIII
                 ADJUSTMENTS FOR CHANGES IN CAPITALIZATION, ETC.

         In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination or exchange of Shares or other like change in the capital structure of the Company, an adjustment shall be made to each outstanding Option granted under this Plan, such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had it been exercised in full immediately prior to such change; and such adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment as may be appropriate to the maximum number of Shares subject to this Plan, and the number of Shares and Option Price of Shares subject to outstanding Options, as shall be equitable to prevent dilution or enlargement of rights under any Option. Notwithstanding the foregoing provisions of this Article VIII, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" within the meaning of Section 422 of the Code.

                                   ARTICLE IX
                               COMPLIANCE WITH LAW

         No Option shall be exercisable, no Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including, without limitation, withholding tax requirements and federal and state securities laws and regulations) and rules of all securities exchanges or self-regulatory organizations on which the Shares may be listed or traded. The Company shall have the right to rely on an opinion of counsel as to such compliance. Any certificate issued to evidence Shares for which an Option is exercised may bear such legends and statements as the Committee, upon advice of counsel may deem advisable to assure compliance with Federal and state laws and regulations. No Option shall be exercisable, nor shall Shares nor certificates therefor be issued, under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.1 Effect on Employment. Neither the adoption of this Plan or its operation, nor any documents describing or referring to this Plan (or any part hereof) shall confer upon any person any right to continue as an Employee or Associate of the Company or any Affiliate or in any way affect any right or power of the Company or any Affiliate to terminate the employment of any Employee or the association of any Associate at any time without assigning a reason therefor.

         Section 10.2 Unfunded Plan. This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         Section 10.3 Use of Proceeds. The proceeds received by the Company from the sale of Shares pursuant to this Plan shall be used for general corporate purposes.

         Section 10.4 Rights as a Shareholder. A Participant shall have no rights with respect to any Share until the Participant shall have become a holder of record of such Share, and the Participant shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which the Participant shall have become the holder of record therefor, except as otherwise provided in Article VIII.

         Section 10.5 Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference and shall not in any way affect the meaning of this Plan.

         Section 10.6 Applicable Law. This Plan shall be governed and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.


                                   ARTICLE XI
                     AMENDMENT; TERMINATION; EFFECTIVE DATE

         Section 11.1 Amendment and Termination. The Board may amend or terminate this Plan at any time or from time to time; provided, however, that no amendment shall without all required approvals with respect thereto (i) increase (except as provided by Article VIII) the maximum number of shares as to which Options may be granted under this Plan, or (ii) materially modify the requirements in Article IV as to eligibility for participation in this Plan. Any provision of this Plan to the contrary notwithstanding, no termination or amendment of this Plan may, without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option. The Board may amend the terms of any Option at any time or from time to time with the consent of the holder of such Option; provided, however, that no Option may be amended to reduce the Option Price thereof.

         Section 11.2 Duration of this Plan. Unless terminated earlier pursuant to Section 11.1, this Plan shall terminate upon the expiration of ten years from the earlier of the date of its adoption by the Board or the date on which this Plan is approved by the shareholders of the Company. No Option shall be granted after termination of this Plan.

         Section 11.3 Effective Date. This Plan shall become effective upon its adoption by the Board, subject to the approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present, in person, or by proxy, at a shareholders meeting duly held within one year following adoption of this Plan by the Board. All options granted prior to the date of such shareholder approval shall be subject to such approval and no Option shall be exercisable and no Shares shall be delivered until such approval shall have been received.


                           * * * * * * * * * * * * * *

The Plan was adopted by the Board on April 10, 1997 and approved by the stockholders of the Company on November 5, 1997. The Plan was subsequently amended by the Board on August 5, 1999, which amendment was approved by the stockholders of the Company on November 4, 1999. The Plan was further amended by the Board on May 16, 2001 to increase the number of shares reserved for issuance, which amendment is subject to approval by the stockholders of the Company on November 8, 2001.

                        LAZARE KAPLAN INTERNATIONAL INC.

                             Stock Option Agreement


         THIS AGREEMENT, dated as of _______, 200_, between LAZARE KAPLAN INTERNATIONAL INC., a Delaware corporation (the "Company"), and _______________ ("Participant"), is made pursuant and subject to the provisions of the Company's 1997 Long-Term Stock Incentive Plan (the "Plan"), a copy of which is annexed hereto as Exhibit A. All capitalized terms used herein and not otherwise defined herein shall have the meaning herein as given them in the Plan.

         1. Grant of Option. Pursuant to the Plan, the Compensation Committee of the Board of Directors of the Company (the "Committee"), on ____________, 200_, (the "Date of Grant"), granted to Participant, subject to the terms and conditions of the Plan and to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of _______ shares of common stock, par value $1.00 per share (the "Common Stock") at the Option Price of $_____ per share.(1) This Option is [a Nonqualified Stock Option] [an Incentive Stock Option]

         2. Terms and Conditions. This Option is subject to the following terms and conditions:

                   (a) Expiration Date. This Option shall expire on the date which is the ______ anniversary of the Date of Grant (the "Expiration Date").(2)

                   (b) Exercise of Option. Except as otherwise provided herein, [this Option shall become [fully exercisable on the date which is ______ months from the date hereof.] [exercisable in _______ substantially equal installments, the first such instalment to become exercisable on the first anniversary of the Date of Grant and the remaining installments to become exercisable on each subsequent anniversary thereof until all the shares subject to this Option have become exercisable].

                   (c) Method of Exercising and Payment for Shares. This Option is exercisable by written notice, accompanied by payment in full of the Option Price, delivered to the attention of the Company's Secretary at the Company's principal office. The Date of Exercise shall be the later of the date of the aforesaid notice and the date the Option Price is received by the Company. The Option Price shall be paid in cash[, or with shares of Common Stock, or by surrender of currently exercisable Options, [or by (insert other means approved by the Committee)] or a combination thereof.](3)

-------------------------

   (1) The Option Price of an Option can not be less than Fair Market Value of the Shares on the Date of Grant (or 110% of Fair Market Value in the case of a grant of an Incentive Stock Option to a Ten Percent Shareholder).

   (2) Expiration date for an Incentive Stock Option may not exceed ten years (five years in the case of a grant of an Incentive Stock Option to a Ten Percent Shareholder).

   (3)    Insert any other means of payment authorized by the Committee.

         3. Fractional Share. In no event shall this Option be exercisable for or with respect to a fractional share of Common Stock.

         4. Governing Law. This Agreement is to be governed by the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

         5. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan are to govern. All references to the Plan are intended to mean the Plan as in effect on the date hereof and as the same hereafter may be amended from time to time in accordance with the provisions of the Plan.

         6. Participant Bound by Plan. Participant acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

         7. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement is to be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his or her signature hereto.

                                    LAZARE KAPLAN INTERNATIONAL INC.


                                    By:
                                       ----------------------------


                                    -------------------------------
                                    Participant

[LOGO]                   LAZARE KAPLAN INTERNATIONAL INC.

================================================================================




YOUR VOTE IS IMPORTANT, WHETHER OR NOT YOU PLAN                      NOTICE OF
TO ATTEND THE MEETING, PLEASE DATE, MARK AND SIGN                 ANNUAL MEETING
   THE ENCLOSED PROXY CARD AND RETURN IT IN THE                  OF STOCKHOLDERS
                ENVELOPE PROVIDED                                      AND
                                                                 PROXY STATEMENT




--------------------------------------------------------------------------------

                                                                      Appendix I


                        LAZARE KAPLAN INTERNATIONAL INC.

           Proxy - Annual Meeting of Shareholders - November 8, 2001
                (Solicited on Behalf of the Board of Directors)

The undersigned stockholder of Lazare Kaplan International Inc. hereby constitutes and appoints Leon Tempelsman, Lucien Burstein and William H. Moryto, and each of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to represent and to vote on behalf of the undersigned all of the shares of the Company's Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Cornell Club, Six East 44th Street, 3rd Floor, New York, New York on November 8, 2001, at 10:00 a.m., and at any adjournments thereof, upon the following proposals which are more fully described in the notice of, and proxy statement for, the Annual Meeting.

NOTE: This proxy, properly filled in, dated and signed, should be returned promptly in the enclosed postpaid envelope. To Lazare Kaplan International Inc., Midtown Station, P.O. Box 812, New York, New York 10138-0832

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND EACH OF THE ABOVE PROPOSALS AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS.

(1)  ELECTION OF DIRECTORS                                                      [ ]   FOR                 [ ]  WITHHOLD
     Maurice Tempelsman, Leon Tempelsman, Lucien                                      all nominees             AUTHORITY
     Burstein, Myer Feldman, Robert A. DelGenio and                                   listed to the left       to vote for all
     Robert Speisman                                                                  (except as marked        nominees listed
     (INSTRUCTION: To withhold authority to vote for any                              to the contrary)         to the left
     individual nominee, strike a line write through that nominee's name in the space provided above)

(2)  Proposal to approve an amendment to the Company's Certificate of           [ ]  FOR   [ ]  AGAINST   [ ]   ABSTAIN
     Incorporation reducing the number of Authorized Shares of common stock and preferred stock from 20,000,000 and 5,000,000 shares to
     12,000,000 and 1,5000,000 shares, respectively

(3)  Proposal to approve an amendment to the Company's Amended                  [ ]  FOR   [ ]  AGAINST   [ ]   ABSTAIN
     and Restated 1997 Stock Incentive Plan increasing the number of shares authorized for issuance upon exercise of options granted thereunder from 600,000 to 1,350,000

(4)  Proposal to ratify the appointment of Ernst & Young LLP, as the Company's  [ ]  FOR   [ ]  AGAINST   [ ]   ABSTAIN
     independent auditors for the fiscal year ending May 31, 2002.

(5) In their discretion, upon such other matters as properly may come before the Annual Meeting.

                  (Continued and to be signed on reverse side.)

Any of such attorneys and proxies, or their substitutes (or if only one, that one) at said Annual Meeting, and any adjournments thereof, may exercise all of the powers hereby given. Any proxy heretofore given is hereby revoked.

Receipt is acknowledged of the Notice of Annual Meeting of shareholders, the Proxy Statement accompanying said Notice and the Annual Report to Stockholders for the fiscal year ended May 31, 2001.

Each of the foregoing matters has been proposed by the Company and is not conditioned on the approval of any other matter.



                      IN WITNESS WHEREOF, the undersigned has signed this proxy.

                      Dated:                               , 2001
                            -----------------------------


                      -------------------------------------
                      Stockholder(s) signature

                      -------------------------------------
                      Stockholder(s) signature


                      Signature(s) of stockholder should correspond exactly with the name(s) shown hereon. If shares are held jointly, both holders should sign. Attorneys, executors, administrators, trustees, guardians or others signing in a representative capacity should give their full titles. Proxies executed in the name of a corporation should be signed on behalf of the corporation by its president or other authorized officer.

                              FOLD AND DETACH HERE

                         ANNUAL MEETING OF STOCKHOLDERS
                        LAZARE KAPLAN INTERNATIONAL INC.
                           THURSDAY, NOVEMBER 8, 2001
                                   10:00 A.M.
                                THE CORNELL CLUB
                              SIX EAST 44th STREET
                                   THIRD FLOOR
                               NEW YORK, NY 10017

--------------------------------------------------------------------------------

AGENDA:

         ELECTION OF DIRECTORS

         APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION RE REDUCTION OF NUMBER OF AUTHORIZED SHARES

         APPROVAL OF AMENDED AND RESTATED STOCK OPTION PLAN

         RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
         INDEPENDENT AUDITORS

         OTHER BUSINESS

--------------------------------------------------------------------------------





                          STATEMENT OF DIFFERENCES
                          ------------------------

The section symbol shall be expressed as ............................. 'SS'